Exhibit 16.1

BDO Seidman, LLP Accountants and Consultants	233 N. Michigan Ave., Suite 2500 Chicago, Illinois 60601 Telephone; (312) 856-9100 Fax:(312)856-1379

June 8, 2009

Securities and Exchange Commission
100 F Street N.E.
Washington D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K/A for the event that occurred on May 14, 2009, to be filed by our former client, Fansteei Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm,

Very truly yours,

/s/ BDO Seidman, LLP